                                EXHIBIT NO. 11

                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE



                                                               Six Months Ended
                                            -----------------------------------------------------
    (In thousands)                                June 30, 1995                June 30, 1994
                                            -----------------------------------------------------
                                                              Earnings                 Earnings
                                                Shares       Per Share       Shares   Per Share
                                              ---------     -----------     -------- ------------
    PRIMARY EARNINGS PER SHARE

      Average shares outstanding                 82,028                       79,461
       Common stock equivalents  for
        stock options                               452                          456
                                                 ------                       ------
          Primary Earnings per share             82,480         $1.15         79,917     $1.04
                                                 ------         -----         ------     -----

    FULLY DILUTED EARNINGS PER SHARE

      Average shares outstanding                 82,028                       79,461
       Common stock equivalents  for
        stock options and convertible
        debentures                                  578                          665
                                                 ------                       ------
          Fully diluted earnings per share       82,606         $1.15         80,126     $1.04
                                                 ------         -----         ------     -----